Exhibit 10.2

CANCELLATION AGREEMENT

This Cancellation Agreement (this “Agreement”) is made as of the 15th day of May, 2012 by and among Organic Spice Imports, Inc., a Delaware corporation having its offices at 3 Empire Blvd., 5th Floor, South Hackensack, NJ 07606 (the “Company”), and the individuals set forth on Schedule I hereto (the “Securities Holders”).

W I T N E S S E T H:

 WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of March 5, 2012 (the “Merger Agreement”), by and among, the Company, X-Factor Acquisition Corp. (“MergerCo”), a Delaware corporation and wholly owned subsidiary of the Company, and X-Factor Communications, LLC (“X-Factor”), pursuant to which MergerCo shall merge with and into X-Factor, and X-Factor, as the surviving entity, will become the wholly owned subsidiary of the Company (the “Merger”); and

WHEREAS, simultaneous with, and as a condition to the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, the Company and the Securities Holders have agreed to cancel (1) an aggregate of 10,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company and (2) warrants to purchase 5,000,000 shares of Common Stock (the “Warrants”, collectively with the Shares, the “Securities”) owned by the Securities Holders as set forth on Schedule I hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
CANCELLATION OF SECURITIES

1.1.   Cancellation of the Shares and Warrants.  As an inducement for X-Factor to enter into the transactions contemplated by the Merger Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, each Securities Holder and the Company agree that the Securities held by such Securities Holder, as set forth on Schedule I attached hereto, shall be cancelled effective upon the Closing.

1.2.   Closing.  At the Closing, the Securities Holders agree to execute any and all additional documents, including but not limited to, stock powers for the stock certificates representing the Shares, as the Company reasonably determines necessary to effect the cancellation of the Securities pursuant to the terms of this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Each of the Securities Holders, individually and solely as to himself, hereby makes the following representations and warranties to and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.   Each Securities Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out such Securities Holder’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by such Securities Holder in connection with the execution and performance by such Securities Holder of this Agreement or the execution and performance by such Securities Holder of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.   Such Securities Holder owns the Securities free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Such Securities Holder is not a party to any agreement or understanding pursuant to which any of the Securities held by such Securities Holder are to be transferred.

2.3. Such Securities Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

2.4.  Such Securities Holder has had had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the cancellation of the Securities and the business, financial condition and results of operations of the Company and all such questions have been answered to the full satisfaction of such Securities Holder.

ARTICLE III
TERMINATION

3.1.   Termination by Mutual Agreement.  This Agreement may be terminated at any time prior to the Closing by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE IV
MISCELLANEOUS

4.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

4.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

4.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:                              Organic Spice Imports, Inc.
3 Empire Blvd., 5th Floor
South Hackensack, NJ 07606
Attn: Charles Saracino, Chief Executive Officer

If to Securities Holders:                     to the address set forth on Schedule I.

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

4.5.   Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

4.6.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

4.7.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

4.8.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.9.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

4.10.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ORGANIC SPICE IMPORTS, INC.

By:	/s/ Organic Spice Imports, Inc
Charles Saracino
Chief Executive Officer

SECURITIES HOLDERS

/s/ Randle Kenilworth
Randle Kenilworth

/s/ Peter Quigley
Peter Quigley

/s/ Donald J. Wright
Donald J. Wright

SCHEDULE I

Securities Holder	No. of Shares	No. of Warrants
Peter Quigley	3,389,830	1,694,916
Randle Kenilworth	3,389,831	1,694,915
Donald J. Wright	3,220,339	1,610,169